Exhibit 1.2

Pricing Agreement

NatWest Markets Securities Inc.

600 Washington Boulevard

Stamford, CT 06901

United States of America

As Representative of the several
Underwriters named in Schedule I hereto,

May 7, 2024

Ladies and Gentlemen:

NatWest Group plc, a public limited company incorporated under the laws of, and registered in, Scotland (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated May 7, 2024 (the “Underwriting Agreement”) among the Company on the one hand and the several Underwriters on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), or to purchasers procured by them, the securities specified in Schedule II hereto (the “Contingent Capital Notes”).

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Disclosure Package and/or the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Disclosure Package and/or the Prospectus (each as therein defined), as the case may be, and also a representation and warranty as of the date of this Pricing Agreement in relation to the Disclosure Package and/or the Prospectus (as amended or supplemented), as the case may be, relating to the Contingent Capital Notes which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of themselves and on behalf of each of the Underwriters of the Contingent Capital Notes pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Contingent Capital Notes, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein (including Schedules I and II hereto) and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, or to purchasers procured by them, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, or to procure purchasers to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Contingent Capital Notes set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us one counterpart hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

The Underwriters agree as among themselves that they will be bound by and will comply with the Master Agreement Among Underwriters dated September 12, 2023 governing the relationship among NatWest Markets Securities Inc. and the underwriters parties thereto (the “Agreement Among Underwriters”) with respect to the Contingent Capital Notes and further agree that (so far as the context permits) references in the Agreement Among Underwriters to “Underwriter” shall refer to the Underwriters herein.

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Very truly yours,

NATWEST GROUP PLC

By:	/s/ Donal Quaid
Name: Donal Quaid
Title: NatWest Group Treasurer

Accepted as of the date hereof:

NatWest Markets Securities Inc.

By:	/s/ Hayward H. Smith
Name: Hayward H. Smith
Title: Director

For itself and as Representative of the several Underwriters

SCHEDULE I

		Principal Amount of Contingent Capital Notes to be Purchased

NatWest Markets Securities Inc.		450,000,000
BofA Securities, Inc.		100,000,000
Goldman Sachs & Co. LLC		100,000,000
J.P. Morgan Securities LLC		100,000,000
Morgan Stanley & Co. LLC		100,000,000
UBS Securities LLC		100,000,000
CIBC World Markets Corp.		12,500,000
RBC Capital Markets, LLC		12,500,000
Scotia Capital (USA) Inc.		12,500,000
TD Securities (USA) LLC		12,500,000

	Total:	1,000,000,000

SCHEDULE II

Capitalized terms used herein, unless otherwise stated, shall have the meaning set forth in the Underwriting Agreement.

Title of Contingent Capital Notes:

8.125% Reset Perpetual Subordinated Contingent Convertible Additional Tier 1 Capital Notes (the “Contingent Capital Notes”)

Aggregate principal amount of Contingent Capital Notes:

$1,000,000,000 principal amount

Price to Public:

100.000% of the principal amount

Purchase Price by Underwriters:

99.325% of the principal amount

Underwriting Commission:

0.675%

Form of Securities:

Book-entry only form represented by one or more global notes deposited with a custodian for DTC, Euroclear Bank SA/NV and Clearstream Banking, S.A., as the case may be.

Specified funds for payment of purchase price:

Wire transfer of immediately available funds

Applicable time:

5:00 p.m. (New York time), May 7, 2024

Time of Delivery:

9:30 a.m. (New York time), May 10, 2024

Indenture:

Contingent Convertible Securities Indenture dated as of August 10, 2015, between the Company and The Bank of New York Mellon, acting through its London Branch, as Trustee, as amended and supplemented by the Fifth Supplemental Indenture dated August 19, 2020, and as further amended and supplemented by a supplemental indenture to be dated on or around May 10, 2024.

ISSUE DATE:

May 10, 2024

Maturity Date:

The Contingent Capital Notes are perpetual securities and have no fixed maturity date.

Interest Rate:

-	From and including the Issue Date to but excluding May 10, 2034, 8.125% per annum; and

-	From and including May 10, 2034 and each Reset Date thereafter to but excluding the next succeeding Reset Date, interest will accrue on the Contingent Capital Notes at a rate per annum equal to the sum of the applicable U.S. Treasury Rate as determined by the Calculation Agent on the relevant Reset Determination Date and 3.752%, converted to a quarterly rate in accordance with market convention (rounded to three decimal places, with 0.005 being rounded down).

Interest Payment Dates:

Interest will be paid on the Contingent Capital Notes on March 31, June 30, September 30 and December 31 of each year, commencing on June 30, 2024 (short first coupon).

Interest Record Dates:

The regular record dates will be the 15th calendar day immediately preceding each Interest Payment Date, whether or not a business day.

Reset Dates:

May 10, 2034 and every fifth anniversary thereafter.

Redemption Provisions:

The Contingent Capital Notes may be redeemed as described in the Prospectus.

U.K. Bail-In Power:

The Contingent Capital Notes may be subject to the U.K. bail-in power as described in the Prospectus.

Sinking Fund Provisions:

No sinking fund provisions.

Closing location for delivery of Contingent Capital Notes:

Offices of Davis Polk & Wardwell London LLP, 5 Aldermanbury Square
London EC2V 7HR, United Kingdom

Names and addresses of Representatives:

Designated Representatives: NatWest Markets Securities Inc.

Address for Notices: 600 Washington Boulevard, Stamford, CT 06901, United States of America

CUSIP:

639057AQ1

ISIN:

US639057AQ15

Stock Exchange Listing:

Application has been made to the London Stock Exchange for the Contingent Capital Notes to be admitted to trading onto the International Securities Market.

Other Terms:

The Contingent Capital Notes will have additional terms as more fully described in the Disclosure Package and the Prospectus and shall be governed by the Indenture.

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